Exhibit 10.28

                              EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") by and between Lance K. Gordon, Ph.D. ("Gordon") and VaxGen, Inc. ("VaxGen"), is effective September 6, 2001 (the "Effective Date"). In consideration of the mutual promises made herein, VaxGen and Gordon agree as follows:

1. EMPLOYMENT. VaxGen hereby employs Gordon, and Gordon hereby accepts employment with VaxGen, upon all of the terms and conditions described in this Agreement. This Agreement supercedes, replaces and restates any and all prior agreements between the parties hereto relating to the terms of Gordon's employment with VaxGen, including any prior agreements concerning confidentiality, non-disclosure and inventions.

2. WORK RESPONSIBILITIES. Subject to the terms of this Agreement, Gordon is hereby employed in the position of Chief Executive Officer, reporting to the Board of Directors of VaxGen (the "Board"), and shall perform the functions and responsibilities of that position. VaxGen shall cause Gordon to be appointed to the Board. Commencing 30 days or less after the Effective Date, Gordon shall devote the whole of his professional time, attention and energies to the performance of his work responsibilities. Gordon's position, job description, duties and responsibilities may be modified from time to time in the sole discretion of the Board. This Agreement shall not be interpreted to prohibit Gordon, from engaging in the professional activities described in Appendix D hereto.

3. COMPENSATION. As consideration for the services and covenants described in this Agreement, VaxGen agrees to compensate Gordon during the term of this Agreement in the following manner:

          A. Salary/Wages. VaxGen agrees to pay Gordon a base salary of $325,000 per year. Gordon's salary, less required and authorized deductions, shall be paid in equal, periodic installments no less frequently than semi-monthly in accordance with VaxGen's then current payroll practices. The Compensation Committee of the Board will consider Gordon's salary annually for potential increase.

          B. Initial Option Grant and Subsequent Option Grants. On the Effective Date, Gordon shall be granted an option (the "Initial Option") to purchase 400,000 shares of common stock of VaxGen at a per share exercise price equal to the fair market value of the common stock of VaxGen on the Effective Date in accordance with the form of grant used by VaxGen for grants made to its senior executive officers. The Initial Options shall be Incentive Stock Options to the maximum extent permitted by VaxGen's stock option plan. The Initial Option shall vest and become exercisable in installments at the rate of 100,000 shares on each of the following dates:
     (a) 30 days after the Effective Date, (b) the first (1st) anniversary of the Effective Date, (c) the second (2nd) anniversary of the Effective Date, and (d) the third (3rd) anniversary of the Effective Date; but only if in each case Gordon has been continuously employed with VaxGen from the Effective Date through the applicable vesting date, except as otherwise provided herein or under the terms of VaxGen's stock option plan. Except as otherwise provided herein, the Initial Option shall be subject to such terms and conditions, including provisions regarding post-

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     termination exercisability, as generally apply to stock options granted to other senior executive officers who participate in VaxGen's equity incentive plans as such terms and conditions are in effect on the Effective Date. In addition, Gordon will be eligible to receive an annual award of stock options, which will be issued, if at all, in accordance with the terms and conditions of this Agreement and VaxGen's stock option plan as in effect at the time of the award, in an amount to be determined in the sole discretion of the Board. In the event that Gordon's employment is terminated by the Company without Cause pursuant to paragraph 16A(4) below or by Gordon with Good Reason pursuant to paragraph 16A(5) below or following a Change in Control pursuant to paragraph 16D, then Gordon shall have three (3) years from the date of termination to exercise all options (both the Initial Option and any subsequently issued options) which are then vested or which vest as a result of this Agreement, provided however that in no event will Gordon be entitled to exercise such stock options after the expiration of 10 years from the date of grant of such options.

          C. Performance Bonus. Gordon is eligible to receive an annual performance bonus of up to thirty percent (30%) of his annual base salary in cash, VaxGen securities or a combination thereof, provided that no more than 50% of the performance bonus shall be paid in securities. Gordon shall be eligible to receive a prorated bonus for the 2001 calendar year. Such performance bonus shall be awarded, if at all, in the sole discretion of the Board. The Board and Gordon will mutually cooperate to establish annual performance objectives for Gordon. The Compensation Committee of the Board will consider Gordon's bonus annually for potential increase.

          D. Benefits. Gordon shall be entitled to employment benefits in accordance with policies established by or at the direction of the Board with respect to senior officers of VaxGen, including holidays, leaves of absence, health insurance, dental insurance, vacation and other benefits, if any, in accordance with any eligibility requirements, policies, procedures, or benefit plans adopted by VaxGen from time to time during the existence of this Agreement. Gordon's rights, or those of Gordon's dependents under any such benefits policies or plans, shall be governed solely by the terms of such policies or plans. VaxGen's employment benefits, and policies related thereto, are subject to termination, modification or limitation at VaxGen's sole discretion.

          E. Total Compensation. Gordon agrees that the compensation stated above constitutes the full and exclusive monetary consideration and compensation for all services rendered under this Agreement and for all promises and obligations under this Agreement.

          F. Relocation Benefits. In order to minimize the disruption to Gordon, VaxGen will provide financial assistance to Gordon in connection with his relocation from Massachusetts to the Bay Area as follows (the "Relocation Benefits"):

          (1) Reimbursement of the cost of shipping household goods and personal effects, including automobiles, up to a maximum of $15,000, payable against receipts.

          (2) VaxGen will provide Gordon with temporary housing in the Bay Area for ninety (90) days and will provide reimbursement for the use of a rental car

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               for ninety (90) days, which may, if necessary, be extended with the Board's approval.

          (3) Reimbursement of the cost of storage of household goods following their arrival in the Bay Area for 90 days, which may, if necessary, be extended with the Board's approval.

          (4) The payment of a one-time relocation assistance payment of $45,000, which will be included with Gordon's first paycheck to assist, among other things, with miscellaneous travel and relocation expenses, including the cost of one-way air travel for Gordon and his spouse from Massachusetts to the Bay Area (which will not be otherwise reimbursed).

          (5) Reimbursement of realtor commissions paid on the sale of Gordon's primary residence in Massachusetts.

          (6) An interest-free loan in the principal amount of $80,000 (the "Loan") to assist with Gordon's purchase of a primary residence in the Bay Area. The proceeds of the Loan shall be made available to Gordon within three (3) business days of written notification by Gordon to VaxGen of his intention to sign an agreement to purchase a residence. The Loan will be forgiven by VaxGen at the rate of 25% per year for each of the first four full years of Gordon's employment by VaxGen. In the event Gordon's employment is terminated by VaxGen without Cause (as defined below) or upon a Change in Control (as defined below) or in the event Gordon resigns his employment for Good Reason (as defined below), the Loan shall be forgiven in its entirety. If Gordon's employment is terminated for Cause or Gordon resigns without Good Reason, the balance of the Loan shall become immediately due and payable.

     Gordon shall submit one or more expense reports, including copies of bills and receipts, in order to obtain reimbursement of the moving and relocation expenses described in items 1, 2, 3 and 5, above, in accordance with VaxGen's expense reimbursement policies and procedures.

     VaxGen and Gordon acknowledge and agree that the Relocation Benefits may be included in Gordon's gross income as compensation for services. Gordon shall be entitled to a "gross-up" payment with respect to those Relocation Benefits described in this Section 3(F)(1)-(5) in an amount that, after reduction for all applicable taxes on such "gross-up" payment, is equal to the amount of applicable taxes imposed on Gordon with respect to such Relocation Benefits.

          G. Business Expenses. VaxGen shall pay Gordon's reasonable business expenses, including expenses incurred for travel on VaxGen business, in accordance with the policies and procedures of VaxGen, as may be adopted or amended from time to time at VaxGen's sole discretion. If Gordon incurs business expenses under this Agreement,

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     he shall submit monthly to VaxGen a request for reimbursement together with supporting documentation satisfactory to VaxGen.

4. VAXGEN POLICIES. Gordon agrees to abide by VaxGen's written policies, and procedures that have been communicated or made available to him, as they may from time to time be adopted or modified by VaxGen in its sole discretion. VaxGen's written policies and procedures, including the Employee Handbook, shall be binding on Gordon unless superseded by, or in conflict with, this Agreement. Copies of written policies and procedures are available to Gordon in the offices of VaxGen, and Gordon shall be responsible at all times to review, and make himself familiar with, these policies and procedures.

5. WARRANTIES. Gordon hereby represents and warrants that he has not unlawfully misappropriated any confidential, proprietary or trade secret information from Gordon's prior employer or employers and, except to the extent such information has become publicly available, will not knowingly disclose such information to VaxGen or improperly use any such information on behalf of VaxGen. Gordon acknowledges that VaxGen has specifically requested that, if Gordon has any such confidential, proprietary or trade secret knowledge or information, Gordon not use such information while employed by VaxGen for the benefit of VaxGen. Gordon further warrants that by entering into this Agreement with VaxGen he is not violating any of the terms, agreements or covenants of any previous employment or association.

6. PRIOR INVENTIONS. Gordon acknowledges that, except for the inventions disclosed on Appendix A, Gordon does not have any right or claim to any invention, idea, process, formula, discovery, copyright, patent or other such item or matter. No rights are hereby conveyed by Gordon to VaxGen with respect to inventions, if any, made by Gordon prior to employment by VaxGen, which inventions are listed in Schedule A, attached hereto.

7. SUBSEQUENT INVENTION DISCLOSURE. Gordon hereby agrees to promptly disclose to VaxGen any and all inventions that he develops during the term of his employment. Gordon will also disclose to the Board all inventions made, conceived, reduced to practice, or developed by Gordon within six months of the termination of his employment with VaxGen that resulted from his prior work with VaxGen. Such disclosures shall be received by VaxGen in confidence and do not extend the assignment of inventions disclosed beyond that required by law.

8. ASSIGNMENT OF INVENTIONS. Gordon hereby assigns and agrees to assign to VaxGen or its designee, Gordon's entire right, title and interest in and to all inventions, works of authorship, developments, concepts, discoveries, ideas, trademarks and trade secrets, whether or not patentable or registrable under copyright or other intellectual property laws ("Inventions") which Gordon may solely or jointly develop, conceive or reduce to practice, during the period of employment, except as provided in paragraph 10 below. Gordon agrees that all such Inventions are the sole property of VaxGen. Gordon further agrees that all such Inventions, including works of authorship, are "works for hire" for purposes of VaxGen's rights under copyright laws. Gordon agrees to keep and maintain adequate and current written records of all Inventions made by him (solely or jointly with others) during the term of his employment with VaxGen. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by VaxGen. The records will be available to and remain the sole property of VaxGen

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at all times. Gordon understands and agrees that the decision whether or not to commercialize or market any Invention developed by him solely or jointly with others is within VaxGen's sole discretion and for VaxGen's sole benefit and that no royalty will be due to him as a result of VaxGen's efforts to commercialize or market any such Invention. Gordon further agrees to perform, during and after employment with VaxGen, all acts deemed necessary or desirable by VaxGen to permit and assist VaxGen, at VaxGen's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title, throughout the world, of and to the Inventions hereby assigned by Gordon to VaxGen as set forth above.

9. PATENT AND COPYRIGHT REGISTRATIONS. Gordon agrees to assist VaxGen, or its designee, at VaxGen's expense, in every proper way to secure VaxGen's rights in the Inventions and any copyrights, patents, trademarks, and trade secret rights or other intellectual property rights in connection with any such Inventions in any and all countries, including the disclosure to VaxGen of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments or papers which VaxGen shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to VaxGen, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, trademark and other intellectual property rights relating thereto. Gordon further agrees that his obligation to execute or cause to be executed, when it is in his power to do so, any such instrument or papers shall continue after the termination of this Agreement. If VaxGen is unable, because of Gordon's mental or physical incapacity or for any other reason, to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to VaxGen as above, then Gordon hereby irrevocably designates and appoints VaxGen and its duly authorized officers and agents as his agent and attorney in fact to act for and in his behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Gordon.

10. INVENTIONS NOT ASSIGNED. The parties agree that the assignment of inventions under this Agreement does not apply to an invention which qualifies fully for protection under Section 2870 of the California Labor Code, which states that "Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or (2) result from any work performed by the employee for the employer."

11. CONFIDENTIAL, PROPRIETARY AND TRADE SECRET INFORMATION. During the course of his employment, Gordon will come into possession of or acquire knowledge of confidential, proprietary and trade secret information of VaxGen. Gordon hereby covenants and agrees that he will not, either during his employment or at any time thereafter, disclose any such confidential, proprietary or trade secret information to any person, firm, corporation, association, partnership or other entity (other than those in VaxGen's organization

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

qualified and authorized to receive such information) for any purpose or reason whatsoever. Such confidential and proprietary information shall be deemed to include, but not be limited to, manuals, discs, tapes, and summaries or originals of any papers, documents, plans, specifications, client lists, contracts, licenses or licensing agreements, data bases, or portions thereof, related to the research and development, products or operations of VaxGen, provided that such information is confidential, proprietary or falls within the definition of a "trade secret" under the Uniform Trade Secrets Act. Gordon specifically agrees that he will not make use of any such confidential or proprietary information for his own purpose, or for the benefit of any person, firm, corporation or other entity except VaxGen. Gordon will abide by VaxGen's policies and procedures, as established from time to time for the protection of its trade secrets and confidential information.

12. RETURN OF PROPERTY. All confidential, proprietary and trade secret information, and all other documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Gordon in the course of employment with VaxGen, shall be and remain the sole property of VaxGen. Gordon agrees that upon request by VaxGen or the termination of Gordon's employment (whichever occurs first), Gordon shall return all such property, and agrees not to make or retain copies, reproductions or summaries of any such property without the express written consent of VaxGen.

13. NON-SOLICITATION, ANTI-RAIDING. For a period of one (1) year immediately following the termination of his employment, Gordon agrees that he will not, either directly or indirectly, (a) attempt to recruit, solicit or take away any of the employees of VaxGen who worked for VaxGen at any time during the term of this Agreement; make known to any person, firm or corporation the names or addresses of, or any information pertaining to, any current or former employees of VaxGen; (b) use any confidential or proprietary information to attempt to call on, solicit or take away any clients of VaxGen or any other persons, entities, or corporations with which VaxGen has had or contemplated any business transaction or relationship during Gordon's employment with VaxGen, including, but not limited to, investments, licenses, joint ventures, and agreements for development..

14. EQUITABLE RELIEF. Gordon and VaxGen each agree that in the event of a breach or threatened breach of paragraphs 8 through 13 of this Agreement each party will not have an adequate remedy at law. Thus, in the event of such a breach or threatened breach by one party, the other party will be entitled to such equitable and injunctive relief in a court of law as may be available to prevent and restrain a breach of the provisions of paragraphs 8 through 13. Said availability to obtain injunctive relief will not prevent either party from pursuing any other equitable or legal relief, including the recovery of damages from such breach or threatened breach.

15. AT-WILL EMPLOYMENT. Gordon understands and agrees that employment at VaxGen is at-will. This means that, for any reason or no reason, Gordon's employment may be terminated, with or without cause, at any time by either Gordon or by VaxGen, subject to the severance and notice provisions contained in Section 16 below. Nothing in this or any other document or statement shall limit the right of VaxGen to terminate Gordon's employment at-will. Only the Board has the authority to amend this Agreement on behalf of VaxGen, and then

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

only in a writing that is signed by both Gordon and VaxGen pursuant to authority expressly granted by the Board.



16.  TERMINATION OF EMPLOYMENT.

     A. Subject to the survivability provisions of Section 18 below, Gordon's employment under this Agreement and all compensation and benefits provided for herein shall terminate upon the occurrence of any of the following events.

               (1) Death: In the event of Gordon's death, the termination shall be effective upon the date thereof.

               (2) Disability: In the event that Gordon should become "disabled," VaxGen may terminate Gordon's employment under this Agreement. For purposes of this paragraph "disabled" shall mean Gordon's inability, despite reasonable accommodation, to perform the essential duties of his position for a period of five (5) consecutive months, and failure to resume the performance of such duties on a full-time basis within thirty (30) days of notice from VaxGen of intent to terminate this Agreement on such grounds. The termination shall be effective upon the date specified in VaxGen's notice to Gordon as provided for herein. Any base salary payable to Gordon by VaxGen may be offset by any benefits paid to Gordon under any applicable short-term or long-term disability plan.

               (3) Cause: VaxGen may terminate Gordon's employment under this Agreement upon the occurrence of "cause" for termination as herein defined. "Cause" shall mean (a) Gordon's fraud, misappropriation, embezzlement or other willful commission of a dishonest or unlawful act that has the effect of materially injuring VaxGen or its reputation, (b) Gordon's conviction of a crime involving moral turpitude or a felony, (c) Gordon's willful or reckless violation of VaxGen's written policies or procedures that has the effect of materially injuring VaxGen, or Gordon's breach of the confidential information and invention assignment provisions of this Agreement, and, if any such violation or breach under this Section 16.A(3)(c) is curable, Gordon's failure to cure such violation or breach within 15 business days of receiving notice of such violation or breach from the Board, or
               (d) Gordon's habitual failure to perform his job duties, as determined by the Board in its reasonable judgment, and after notice of such failure has been given to Gordon by the Board and Gordon has had a 15 business-day period within which to cure such failure. The Parties acknowledge that the reference to a "for Cause" termination herein does not alter the employment at-will relationship, but merely sets forth circumstances under which VaxGen has no obligation to pay severance to Gordon. The termination shall be effective upon the date specified in VaxGen's notice to Gordon.

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               (4) Without Cause: Either VaxGen or Gordon may terminate Gordon's employment under this Agreement without Cause at any time upon thirty (30) days written notice to the other party. The termination shall be effective upon the date specified in the notice given pursuant hereto.

               (5) By Gordon with Good Reason: Gordon may terminate his employment under this Agreement for Good Reason (i) in the event VaxGen breaches a material term hereof and, after receiving written notice from Gordon detailing the specific provision allegedly breached, does not remedy said breach within thirty
               (30) days of receiving notice, (ii) there is a demotion of Gordon from the position of Chief Executive Officer or the assignment of job duties or responsibilities materially inconsistent with such position, (iii) VaxGen moves Gordon's principal place of business more than thirty-five (35) miles from VaxGen's current principal place of business at 1000 Marina Blvd, Brisbane, California, (iv) there is a reduction in Gordon's then-current base salary and/or performance bonus opportunity, or (v) there is a material and substantial reduction in the aggregate of Gordon's employee benefits. The termination shall be effective on the date specified in the notice given hereunder, which date shall not be earlier than the date such notice is given nor more than 30 days after the date such notice is given.

     B. In the event that Gordon's employment under this Agreement is terminated by VaxGen under paragraphs (A)(1), (A)(2) or (A)(3) above, or by Gordon under paragraph (A)(4) above, no severance pay will be due to Gordon; however Gordon shall be entitled to payment for any earned but unpaid base salary through the date of termination as well as payment for any accrued but unused vacation time and any accrued employee benefits, subject to the terms of the applicable employee benefit plans.

     C. In the event that Gordon's employment under this Agreement is terminated by VaxGen under paragraph (A)(4) above or by Gordon under paragraph (A)(5) above, Gordon shall be entitled to receive: (i) severance pay in the amount of twelve (12) months of his then-existing annual base salary (such severance being limited strictly to annual base salary and will not include any amount paid or payable as a bonus or stock option grant), less required and authorized deductions, payable as a lump sum for six months' base salary and the other six months' base salary shall be paid on VaxGen's ordinary payroll cycles until fully paid out; and (ii) accelerated vesting of all his outstanding stock options to fully vested status as of the date of termination.

     D. Gordon shall be entitled to the severance benefits provided for in 16.C above if, within twelve (12) months following a Change in Control (as defined below), VaxGen or its successor in interest terminates Gordon's employment for any reason other than for Cause (as defined above) or Gordon terminates his employment on account of any of the following: (i) in the event VaxGen breaches a material term hereof and, after receiving written notice from Gordon detailing the specific provision allegedly breached, does not remedy said breach

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          within thirty (30) days of receiving notice; or (ii) there is a material reduction in Gordon's job duties or responsibilities, including, without limitation, demotion from the position of Chief Executive Officer; or (iii) VaxGen or its successor in interest moves Gordon's principal place of business more than thirty-five (35) miles from VaxGen's current principal place of business at 1000 Marina Blvd, Brisbane, California; or (iv) there is a reduction in Gordon's then-current base salary and/or performance bonus opportunity; or (v) there is a material and substantial reduction in the aggregate of Gordon's employee benefits.

     E. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if: (i) there is an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (for the purposes of this Section, a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the voting power of the then outstanding voting securities of VaxGen entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by VaxGen or any corporation controlled by VaxGen shall not constitute a Change in Control; or (ii) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual (other than an individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board) who becomes a director subsequent to the date hereof whose election or nomination for election by VaxGen's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or (iii) there is a consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of VaxGen (a "Business Combination") unless, following such Business Combination, (a) individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the voting power of the then Outstanding Company Voting Securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns VaxGen or all or substantially all of VaxGen's assets either directly or through one or more subsidiaries) and (b) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (iv) approval by the shareholders of VaxGen of a complete liquidation or dissolution of VaxGen.

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     F.   In the event Gordon's employment with VaxGen is terminated, Gordon agrees that he will, unless otherwise requested by the Board, resign his position on the Board within ten (10) days of the date his employment is terminated.

17. INDEMNIFICATION. VaxGen shall maintain, for the benefit of Gordon, director and officer liability insurance in form at least as comprehensive as, and in an amount that is at least equal to, that maintained by VaxGen as of the Effective Date of this Agreement for its other officers and directors. In addition, VaxGen shall indemnify Gordon against liability as an officer and director of VaxGen or any subsidiary or affiliate of VaxGen to the maximum extent permitted by applicable law. Gordon's rights under this Paragraph 17 shall continue so long as he may be subject to such liability, whether or not his employment may have terminated prior thereto.

18. SURVIVABILITY. The respective rights and obligations of the Parties hereunder, including, without limitation, Sections 7, 8, 9, 10, 11, 12, 13, 14, 16(C), 17, 19 and 28 of this Agreement, shall, to the extent necessary, survive any termination of Gordon's employment or this Agreement.

19. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California without regard to its conflict of law rules. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

20. ENTIRE AGREEMENT. This Agreement embodies the complete agreement and understanding of the parties related to Gordon's employment by VaxGen, superseding any and all other prior or contemporaneous oral or written agreements between the parties hereto with respect to the employment of Gordon by VaxGen, and contains all of the covenants and agreements of any kind whatsoever between the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, whether oral or written, express or implied, have been made by either party or anyone acting on behalf of a party, that are not incorporated herein and that no agreement or promise not contained herein shall be valid or binding.

21. WAIVER. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted under this Agreement or of the future performance of any such term, covenant or condition.

22. INVALIDITY. Should any provision, portion or part of this Agreement be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, portions or parts shall be unaffected and shall continue in full force and effect, and said invalid, void or unenforceable provision(s), portion(s) or part(s) shall be deemed not to be part of this Agreement.

23. NO THIRD PARTY BENEFICIARIES. This Agreement is not intended by either party to create any third-party beneficiaries, and shall not be so construed in any proceeding. The sole parties to this Agreement are Gordon and VaxGen, and it is their mutual intent that they alone shall have standing to enforce the provisions of this Agreement, subject to the provisions of Section 26 below.

24. VOLUNTARY AGREEMENT. Gordon and VaxGen represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and

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


agrees that such party has had the opportunity to review any and all aspects of this Agreement with the legal, tax or other advisor or advisors of such party's choice before executing this Agreement.

25. CAPTIONS. The captions of the various paragraphs of this Agreement are placed herein for the convenience of the parties and the reader, do not constitute a substantive term or terms of this Agreement, and shall not be considered in any issue involving the interpretation or application of this Agreement.

26. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Gordon's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Gordon may not be delegated or assigned except as specifically set forth in this Agreement. In the event of a Change in Control (as defined above), VaxGen may assign its rights and obligations under this Agreement to its successor-in-interest, and in that event such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of VaxGen under this Agreement.

27. NOTICES. Notices given under the terms of this Agreement shall be in writing and shall be deemed delivered when personally delivered to the person identified below, or three (3) days after deposited, proper first class postage prepaid, in the U. S. Mail and addressed as set forth below, or one day after properly consigned to a recognized national next-day delivery service (e.g., Federal Express) prepaid and addressed as set forth below, or faxed to the number provided below and confirmed by a delivery report from the sending fax transmitter. The officer, addresses and facsimile numbers below may be changed by written notice given pursuant to this paragraph. Notices shall be given

     If to VaxGen:       Chairman of the Board of Directors of VaxGen
                         1000 Marina Blvd., Suite 200
                         Brisbane, CA. 94005
                         Fax number: 650-624-1001

     If to Gordon:       Mr. Lance K. Gordon, Ph.D.
                         1000 Marina Blvd., Suite 200
                         Brisbane, CA. 94005
                         Fax number:  650-624-1001

                         with a copy to
                         Robert M. Goldich
                         Wolf, Block, Schorr and Solis-Cohen LLP 1650
                         Arch Street, 22nd Floor Philadelphia, PA
                         19103-2097

28. ALTERNATIVE DISPUTE RESOLUTION PROGRAM. Except as to efforts to seek injunctive relief as specifically addressed in paragraphs 8 through 14, the parties understand and agree that any dispute arising out of Gordon's employment by VaxGen, the termination of that employment, or arising out of or relating to this Agreement shall be submitted to binding arbitration in accordance with the terms of the Alternative Dispute Agreement set forth in Appendix B to this Agreement and incorporated herein.

     Dated: _________________                    ______________________________
                                                 Lance K. Gordon, Ph.D.



     Dated: _________________                    VaxGen, Inc.

                                                 By:___________________________
                                                 Title:

                                   APPENDIX A

Inventions. Except as set forth below, I hereby acknowledge that at this time I have no right, title or other interest in any invention, patent, copyright or other such material other than the following (if none, so state):


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Dated:
      -----------------------------          -----------------------------------
                                              Lance K. Gordon, Ph.D.

                                   APPENDIX B

                          ALTERNATIVE DISPUTE AGREEMENT

o    Agreement To Arbitrate

     In the event that any employment dispute arises between VaxGen, Inc. ("VaxGen") and Lance K. Gordon, Ph. D. ("Gordon"), the parties involved will make all efforts to resolve any such dispute through informal means. However, if within thirty (30) days of the event giving rise to the dispute, these informal attempts at resolution fail and if the dispute arises out of or is related to Gordon's Employment Agreement, Gordon's employment, the termination of Gordon's employment or alleged unlawful discrimination, including but not limited to sexual or other unlawful harassment (an "Arbitrable Dispute"), VaxGen and Gordon will submit the dispute to final and binding arbitration, except as set forth in Paragraphs 7-14 of the Employment Agreement.

     The parties expressly understand and agree that arbitration is the exclusive remedy for all such Arbitrable Disputes; with respect to such disputes, no other action may be brought in court or any other forum (except actions to compel arbitration or enforce an award issued hereunder). THIS ALTERNATIVE DISPUTE RESOLUTION ("ADR") AGREEMENT IS A WAIVER OF THE PARTIES' RIGHTS TO A CIVIL COURT ACTION FOR A DISPUTE RELATING TO BREACH OF THE PARTIES' EMPLOYMENT AGREEMENT, TERMINATION OF THAT EMPLOYMENT OR ALLEGED UNLAWFUL DISCRIMINATION, WHICH INCLUDES RETALIATION OR SEXUAL OR OTHER UNLAWFUL HARASSMENT; ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

     Arbitrable Disputes arising out of or related to employment, or the termination of such employment or alleged unlawful discrimination, including retaliation or sexual or other unlawful harassment, shall include, but not be limited to, the following: alleged violations of federal, state and/or local constitutions, statutes or regulations; claims based on any purported breach of contractual obligation, including breach of the covenant of good faith and fair dealing; and claims based on any purported breach of duty arising in tort, including violations of public policy.

     The following types of employment disputes are not subject to this ADR
Agreement: (1) disputes related to workers' compensation and unemployment insurance; (2) claims for benefits covered by a separate benefit plan that provides for arbitration; and (3) claims subject to Sections 7 through 14 of the Employment Agreement. Also, nothing in the Employment Agreement or in the ADR Agreement shall be construed as precluding Gordon from filing a charge with the Equal Employment Opportunity Commission ("EEOC"), the National Labor Relations Board ("NLRB") or other federal, state or local agencies, seeking administrative assistance in resolving claims. However, any claim that cannot be resolved administratively through such an agency shall be subject to the Employment Agreement and the ADR Agreement.

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

o    Request For Arbitration

     o    Attempt At Informal Resolution Of Disputes

     Prior to the submission of any Arbitrable Dispute to arbitration, Gordon and VaxGen shall attempt to resolve the dispute informally as set forth below.

     Gordon and VaxGen will select a mediator from a list provided by the Federal Mediation and Conciliation Service or other similar agency who will assist the parties in attempting to reach a settlement of the dispute. The mediator may make settlement suggestions to the Parties but shall not have the power to impose a settlement upon them. If the dispute is resolved in mediation, the matter shall be deemed closed. If the dispute is not resolved in mediation and goes to the next step (binding arbitration), any proposals or compromises suggested by either of the parties or the mediator shall not be referred to in or have any bearing on the arbitration procedure. The mediator cannot also serve as the arbitrator in the subsequent proceeding unless all parties expressly agree in writing. o Arbitration Procedures

     The party desiring arbitration, whether Gordon or VaxGen, must submit a "Request For Arbitration" in writing to the other party within the time period required by the law that applies to the claim under the applicable statute of limitations. If the "Request for Arbitration" is not submitted in accordance with the aforementioned time limitations, the party failing to do so will not be able to bring his claims to this or any other forum. The requesting party may use a "Request for Arbitration" form supplied by VaxGen (Appendix C). Alternatively, the requesting party may create a "Request For Arbitration" form that, unless otherwise required by law, clearly states "Request For Arbitration" at the beginning of the first page and includes the following information:

     1. A factual description of the dispute in sufficient detail to advise the other party of the nature of the dispute;

     2. The date when the dispute first arose;

     3. The names, work locations and telephone numbers of any individuals, including employees or supervisors, with knowledge of the dispute; and

     4. The relief requested by requesting party.

     The responding party may submit counterclaim(s) in accordance with applicable law. o Selection Of The Arbitrator

     All disputes will be resolved by a single Arbitrator, the Arbitrator will be mutually selected by VaxGen and Gordon. If the parties cannot agree on an Arbitrator, then a list of seven (7) arbitrators, experienced in employment matters, shall be provided by the Judicial Arbitration Mediation Services ("JAMS/Endispute"). The Arbitrator will be selected by the parties who will alternately strike names from the list. The last name remaining on the list will be the Arbitrator selected to resolve the dispute. Upon selection, the Arbitrator shall set an appropriate time, date and place for the arbitration, after conferring with the parties to the dispute.

     o    The Arbitrator's Authority

          The Arbitrator shall have the powers enumerated below:

          1. Ruling on motions regarding discovery, and ruling on procedural and evidentiary issues arising during the arbitration.

          2. Ruling on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure.

          3. Issuing protective orders on the motion of any party or third party witness. Such protective orders may include, but are not limited to, sealing the record of the arbitration, in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award), to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.

          4. Determining only the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request For Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated.

     o    Discovery

          The discovery process shall proceed and be governed by the standards of the California Code of Civil Procedure and the Federal Arbitration Act. Each party may obtain discovery necessary to adequately explore and arbitrate their respective claims. The Arbitrator shall have the power to enforce the aforementioned discovery rights and obligations by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can or may be imposed in like circumstances in a civil action under the California Code of Civil Procedure, except the power to order the arrest or imprisonment of a person.

     o    Hearing Procedure

          The hearing shall be held at a location mutually agreed upon by the parties, or as determined by the Arbitrator in the absence of an agreement, and shall proceed according to the current version of the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" (the "Rules") with the following amendments:

          1. The Arbitrator shall rule at the outset of the arbitration on procedural issues that bear on whether the arbitration is allowed to proceed.

          2. Each party has the burden of proving each element of its claims or counterclaims, and each party has the burden of proving any of its affirmative defenses.

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

          3. In addition to, or in lieu of closing argument, either party shall have the right to present a post-hearing brief, and the due date for exchanging any post-hearing briefs shall be mutually agreed on by the parties and the Arbitrator, or determined by the Arbitrator in the absence of agreement.

          4. The Rules shall otherwise be modified to the extent necessary to be consistent with applicable law.

     o    Substantive Law

          1. The parties agree that they will be afforded the identical legal, equitable, and statutory remedies as would be afforded them were they to bring an action in a court of competent jurisdiction.

          2. The applicable substantive law shall be the law of the State of California and/or federal law. Choice of substantive law in no way affects the procedural aspects of the arbitration, which are exclusively governed by the provisions of this ADR Agreement.

     o    Opinion And Award

          The Arbitrator shall issue a written opinion and award, in conformance with the following requirements:

          1. The opinion and award must be signed and dated by the Arbitrator.

          2. The Arbitrator's opinion and award shall decide all issues submitted.

          3. The Arbitrator's opinion and award shall set forth the findings of fact and conclusions of law supporting each part of the opinion.

          4. The Arbitrator shall have the same authority to award remedies, damages and costs as provided to a judge and/or jury under parallel circumstances.

     o    Enforcement Of Arbitrator's Award

          Following the issuance of the Arbitrator's decision, any party may petition a court to confirm, enforce, correct or vacate the Arbitrator's opinion and award under the Federal Arbitration Act, and/or applicable State law. o Fees And Costs

          Unless otherwise required by law, fees and costs shall be allocated in the following manner:

          1. Each party shall be responsible for its own attorneys' fees, except as otherwise provided by law for the particular claim(s) at issue.

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

          2. VaxGen shall pay the entire cost of the arbitrator's services, the facility in which the arbitration is to be held, and any similar costs that Gordon would not have otherwise incurred if the dispute were adjudicated in a court of law rather than through arbitration.

          3. VaxGen shall pay the entire cost of a court reporter to transcribe the arbitration proceedings. Each party shall advance the cost for said party's transcript of the proceedings. Each party shall advance its own costs for witness fees, service and subpoena charges, copying, or other incidental costs that each party would bear during the course of a civil lawsuit.

          4. Each party shall be responsible for its costs associated with discovery, except as required by law or court order.

o    Severability

          Each term, clause and provision of this ADR Agreement is separate and independent, and should any term, clause or provision of this ADR Agreement be found to be invalid or unenforceable, the validity of the remaining terms, clauses, and provisions shall not be affected. As to those terms, clauses and provisions found to be invalid or unenforceable, they shall be replaced with valid and enforceable terms, clauses or provisions or shall be modified, in order to achieve, to the fullest extent possible, the economic, business and other purposes of the invalid or unenforceable terms, clauses or provisions.


DATED:
       -----------------------------           ---------------------------------
                                               Lance K. Gordon, Ph.D.

DATED:  ________________                       VaxGen, Inc.

                                               By:  ____________________________

                                               Title:  _________________________

                                   APPENDIX C

                          REQUEST FOR ARBITRATION FORM

                    ALTERNATIVE DISPUTE RESOLUTION AGREEMENT

--------------------------------------------------------------------------------
Submission This form (or, alternatively, a form that includes the Requirement information below) must be submitted by the individual claimant to the CEO  within  the  time  period  required  by the law  that applies to the claim.  If VaxGen requests  arbitration,  the form must also be served on the individual within the appropriate time period.
--------------------------------------------------------------------------------


State the nature of the claim in detail:
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--------------------------------------------------------------------------------
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(Continue on reverse and add pages if necessary)

Enter the date of termination or date(s) of alleged incident(s) (i.e., date of last instance of unlawful discrimination, sexual or other unlawful harassment):
_______/________/_______
Month      Day     Year

Provide the names and work locations of any individuals, including employees or supervisors, with knowledge of the dispute:

Name                     Job Title                         Work Location

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


Describe the relief requested (i.e., what you want done):

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(Please attach any documents relevant to the dispute.)

Signature of Party Requesting Arbitration:

DATED:  ______________                         _________________________________
                                               Lance K. Gordon, Ph.D.


-- or --


DATED:  ______________                         VaxGen, Inc.



                                               By:  ____________________________

                                               Title:  _________________________

                                   APPENDIX D

Lance K. Gordon:  Involvement with outside organizations

     1. Cambrex Corporation (NYSE: CBM); I have been a member of the Scientific Advisory Committee (SAC) of BioScience Contract Production since approximately 1990. BioScience was acquired by Cambrex on April 30, 2001. Cambrex has continued the BioScience SAC which meets approximately every two months. Travel is paid by Cambrex.

     2. PATH; PATH is a non-profit with substantial funding from the Gates Foundation active in global vaccines initiatives. I am a consultant to PATH in regard to their initiative to secure a new vaccine for epidemic Group A meningitis in Sub-Saharan Africa. The project is a priority for GAVI and is joint between PATH, The World Health Organization and the US Centers for Disease Control and Prevention. I am both a technical advisor and a member of the committee negotiating with potential manufacturers. There are no regularly scheduled meetings of the meningitis task force. I believe my role will essentially end once PATH issues a contract.

     3. The World Bank; I am a consultant to the World Bank in regard to their vaccine initiatives. I have two current roles.
          a) One of these is as a member of the "Brainstorming Group", The Brainstorming Group are the organizers of the "Out of The Box" (OOTB). OOTB is composed of 10 very senior international leaders from industry, government and finance. OOTB is chartered to be the strategic and operational advisors to the Board of Directors of GAVI (Global Alliance for Vaccines and Immunization). It is currently anticipated that the Brainstorming Group would meet twice a year. b) I am currently on the Vaccine Procurement Group of the GAVI Financing Task Force. This group coordinates how vaccines are purchased for approximately 60- 70% of the world's children.

     4. Sabin Vaccine Institute: I am a Senior Scientific Advisor to the Sabin Vaccine Institute. I have no regularly scheduled responsibilities with the Institute. I have attended two of their annual events for the past several years. Each year, typically in June they have a black tie award dinner in NYC honoring outstanding contributors to the world of vaccines. The second is a colloquium held in October at Cold Spring Harbor in New York State. This year I am co-chairman for the Cold Spring Harbor conference.
          Earlier this year the Sabin Institute has asked me to write a book on the history of the development of the vaccine for Haemophilus influenzae b. I developed the first of the conjugate vaccines now universally used in the developed world and finding it's way into the developing countries. This is an in progress background activity. Sabin has offered to hire a professional writer to carry much of the load.

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

     5. I am a member of the National Institutes of Health Task force on malaria. This is a recent appointment and I'm told that they anticipate only one on-site meeting a year in the Washington DC area.

     6. US Medicine Institute: USMI is a Washington DC based not-for-profit organization whose principal activity is holding policy forums for government leaders in DC. I am a Senior Fellow of the US Medicine Institute. As a Senior Fellow I contribute to their planning activities but have no established responsibilities. Annually they run a "Leadership Course" principally for senior government personnel. I've been asked to help structure a three-day portion of the course for February 2002 focusing on the vaccine manufacture in the US.

     7. I have agreed to write a chapter on vaccines manufacture for third edition of a textbook on vaccines, "New Generation Vaccines". The senior editor of the textbook is Myron M. Levine, M.D. It is published by Marcel Dekker, Inc.

                                       40